National Agreement
                               Number SA-LMC-99-02
                                     Between

                           LOCKHEED MARTIN CORPORATION
                              6801 ROCKLEDGE DRIVE
                               BETHESDA, MD 20817

                                       And

                      EDUCATIONAL VIDEO CONFERENCING, INC.
                           35 East Grassy Sprain Road
                             Yonkers, New York 10710


This  National  Agreement  entered into as of February  17, 1999 (the  effective date) is made by and between LOCKHEED MARTIN CORPORATION (herein called "LMC", "Company", or the "CUSTOMER") and EDUCATIONAL VIDEO CONFERENCING, Inc. (herein called "EVC", "Contractor", "Supplier", or "Seller") for the purpose of establishing a program which will provide Lockheed Martin Corporation's employees with access to college course, degree programs and learning programs via Interactive Tele-video learning and Computer Based Distance Learning.

1.     SCOPE

       1.1. This National Agreement consists of this Agreement and the following documents in their entirety:

               1.1.1. Appendix A - Lockheed Martin Corporation Procurement Locations

               1.1.2.   Appendix  B  -  LMC  General   Provisions  -  Commercial
                        (CORPDOC-1, rev 1 dated 7/98)

       1.2. This Agreement shall be applicable to all purchases and releases placed by LMC procurement locations in APPENDIX A. Appendix A is for reference only and may not include all LMC locations.

       1.3. Should LMC acquire another business entity through merger or acquisition, Supplier agrees to provide the terms and pricing of this agreement and all rights specified herein to the merged or acquired entity, its divisions, subsidiaries and affiliates.

       1.4. Supplier agrees that it will sell the goods and/or services covered by this Agreement, at the prices and terms and conditions found herein, to those subcontractors of LMC whom LMC designates in writing (Collateral Usage). All Collateral Usage sales by Supplier shall be subject to its reasonable credit requirements, and LMC will not incur any liability to Supplier as a result of such sales.

       1.5. No funds are obligated by this National Agreement. The extent of LMC financial liability under this National Agreement shall be to pay for services, materials, and supplies ordered and received by a LMC location. LMC makes no guarantee, express or implied, as to


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              the total amount of expenditures or the  extent  or  frequency  of service, materials or supplies it will authorize or procure hereunder.

       1.6. LMC shall be entitled to order courses offered by EVC in accordance with EVC's agreement with approved universities/colleges and in accordance with LMC's Educational Assistance Program.

       1.7. The LMC Central Procurement Administrator will act as focal point providing assistance whenever necessary.

2.     TERM

       2.1. This Agreement shall commence upon the effective date and shall be for five (5) years and shall automatically be extended for one (1) additional year on the anniversary of the original execution unless terminated prior thereto upon 90 days written notice to the other party.

       2.2. LMC and Supplier may agree to extend this Agreement on an annual basis for a term of five years. LMC shall provide intent to extend this Agreement by providing written notice to the Supplier within 90 days from the expiration date. In case where the contract is not renewed, this Agreement shall have four (4) years remaining in its term.

3.     PURCHASE ORDERS

       3.1. Performance by Supplier of services under this Agreement will be authorized only by the issuance of a Purchase Order /Release order by an authorized Procurement Representative.

       3.2. All orders must indicate the LMC/EVC Agreement Number SA-LMC-99-02 and will be forwarded to John McGrath, Ph.D. at: 35 East Grassy Sprain Road, Suite 504, and Yonkers, New York 10710.

       3.3. Each LMC location will be responsible for obligations arising from its own purchase or release orders.

4.     PRICING

       4.1. LMC shall not incur any charges from EVC except those identified below.

       4.2. By prior approval of employees' manager, courses offered under this program shall be deemed approved for reimbursement under Lockheed Martin's Education Assistance Policy.

              4.2.1. Lockheed Martin employees will be charged the standard tuition charges of the respective college or universities together will all appropriate college fees. The tuition and fees shall be payable directly to the respective college or university.

              4.2.2. The purchase of required course books and materials with the individual colleges and universities would be the sole responsibility of LMC and /or its employees in accordance with its Education Assistance Policy.


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       4.3.   EVC  shall pay all  telecommunications  costs,  including  monthly charges, associated with signal transport from any educational provider to EVC's bridge.

       4.4.   LMC  will  pay  all  telecommunications  costs  including  monthly
              charges   associated  with  signal   transport  from  LMC's  video
              conferencing sites to EVC's bridge.

       4.5.   LMC shall be responsible for all HVAC,  electricity,  maintenance,
              security  (if   applicable),   and  other  costs  associated  with
              providing such space to its employees.

       4.6. To meet LMC's requirements, EVC shall compensate a student coordinator (an LMC employee) who shall be trained in the operation of the video conferencing room systems and desktop computer video systems. EVC shall arrange and coordinate the training of the LMC employee on the operation of the systems for one (1) week prior to the start of each semester as well as during the first week of each semester. In the event that, in its sole discretion, EVC determines that certain locations or students require further training, EVC shall provide such further training by a coordinator as each individual case warrants.

5.     COURSES

       5.1. LMC and EVC will agree which, if any, additional degrees, programs, or courses of study will be offered ninety (90) days prior to the beginning of any academic term. No courses will be offered without LMC approval.

       5.2. EVC shall offer undergraduate and graduate courses and programs in Engineering, Management, Marketing, Economics, Finance, Accounting, Computer Science and Human Resources to LMC from accredited colleges and universities and other institutions of higher learning.

6.     EQUIPMENT

       6.1.   Courses   will   be   via   LMC's   video   conferencing    room's
              telecommunication network system or via video enabled desktop computers.

       6.2. If any site has ten or more registrations, than EVC will provide and install with LMC's approval such additional room video conferencing systems at no cost to LMC.

       6.3. In the event that desk top computers are utilized, LMC will allow EVC to video enable existing computers at mutually agreed upon locations at no cost to LMC.

              6.3.1. In the event that such locations do not have computers capable of being video enabled and, if the student course registration at said locations meets EVC projections each said location, EVC will provide video enabled computers to LMC's locations at no cost.

       6.4. LMC shall grant EVC, its employees and/or agents, such access to LMC facility as shall be reasonably necessary to the installation and maintenance of any equipment provided by EVC in connection with this Agreement as well as for property administration contemplated hereunder at mutually agreed times subject to LMC's security requirements.


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       6.5.   All equipment  installed by EVC in  conjunction  with this program shall remain the sole property of EVC and, upon the expiration or termination thereof, shall be immediately returned to EVC.

              6.5.1. EVC shall maintain all of its equipment in proper working order and shall enter into service contracts with reliable service companies in order to ensure property maintenance and repair of said equipment.

       6.6. LMC shall be permitted to utilize EVC equipment when same is not in use by EVC and agrees to hold EVC harmless and indemnify EVC for any loss or damage resulting from the use of said equipment by LMC; in addition, LMC agrees to immediately reimburse EVC for any costs associated with the repair or replacement of any equipment lost, damaged or stolen while in LMC's possession.

              6.6.1. In addition, LMC agrees not to permit any other use, other than by EVC, of its installed base of room systems, during any regularly scheduled EVC class or course; LMC further agrees to promptly repair or replace, as necessary, any of LMC's equipment or systems which will be utilized by EVC in delivering access to classes and programs hereunder.

       6.7. EVC shall on an annual basis perform a technology refresh to the video conferencing room systems and telecommunications network an/or desktop computers if required at no cost to LMC.

7.     FACILITY

       7.1. LMC will allow EVC to utilize its installed base of room systems and telecommunications network to transmit courses to LMC at no cost to EVC.

       7.2. At the beginning of each semester, each business unit shall agree upon a schedule of availability of rooms, but in any event, shall not be less than Monday through Thursday from 5PM to 11PM, Friday 5PM to 8PM, and Saturday 9M to 3PM.

8.     DISTRIBUTION OF MATERIAL/ENROLLMENT

       8.1. This section becomes applicable when an LMC business unit agrees to participate in this program.

       8.2. The parties agree that they will cooperate with one another in promoting the EVC program to LMC employees.

       8.3. LMC will agree to distribute EVC's material in a way that will provide maximum exposure.

       8.4. LMC will allow EVC to utilize e-mail and other information distribution systems to communicate with those employees who have indicated interest in enrolling in LMC sponsored EVC courses.


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       8.5.   EVC  agrees  that it shall  provide  materials  from  the  various colleges and  universities  at no cost to LMC,  including  but not
              limited  to  brochures,   surveys,   registration  materials,  and
              videotapes.

       8.6. To ensure employee's knowledge,LMC agrees to distribute the course materials/information/registration forms provided by EVC not less than two (2) times per year to its employees.

       8.7. LMC consents to the use by EVC of standard college registration forms, guarantee of payment forms, site location choice forms and other necessary forms, and shall not unreasonably withhold approval of other such forms as may be necessary to carry out the intent of this agreement.

       8.8. EVC shall be permitted to conduct open houses and registration meetings at such LOCKHEED MARTIN locations as can be mutually agreed upon from time to time, it being understood that said open houses and registration events are to be scheduled at times and places convenient to LOCKHEED MARTIN employees so as to maximize potential registrations subject to LMC site requirements.

       8.9. EVC shall be permitted to utilize LMC logos, trademarks, and copyrighted materials for promotional pieces targeted at LOCKHEED MARTIN employees subject to LMC policy.

       8.10. LMC shall not be responsible for, nor shall it be permitted to exercise control over any of the policies and procedures, academic or administrative, of the various colleges and universities; the colleges and universities shall bear the entire burden of their own administrative functions, including but not limited to, admissions, registration, academic advising, etc.

9.     TERMS AND CONDITIONS

       9.1. This Agreement and Purchase Orders placed under this Agreement shall be governed by this Agreement and LMC General Provisions - Commercial (Corpdoc-1, dated 7/98), APPENDIX B.

       9.2. This National Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Maryland excluding its choice of law rule.

10.    PARTICIPATION

       10.1. EVC authorizes LMC employees and on site subcontractors will be allowed to participate in the college course, degree programs and training programs in accordance with this National Agreement. Upon LMC site request, EVC will extend this offer to LMC's employees immediate family members.

       10.2.  LMC  shall  provide  EVC  with   verification   of  its  employees
              participating  in  the  college  courses,   degree  programs,  and
              training programs.


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11.    INVOICE AND PAYMENT TERMS

       11.1. The college/university shall invoice the employee for all tuition and appropriate fees. The employee shall apply for tuition assistance in accordance with Corporate Policy Statement and its business unit's procedures.

       11.2. LMC acknowledges that its employees who apply to EVC for deferred payment may be required to execute a guarantee of payment to the appropriate university from which will bind the individual employee to pay for tuition, reimbursement/advancement.

12.    USAGE REPORTS

       12.1. EVC shall provide a usage report that identifies all participating sites. At a minimum, the report shall include:

              o   the name of each participating site

              o   the name of the responsible  training and development  manager

              o   the   number  of  participants  (broken  down   by   employee,
                  subcontractor,  and family)

              o   the name of the courses

              o   the degree program being obtained

              o   the payment plan (prepayment or deferred)

              o   whether any EVS equipment has been installed.

              Additionally, EVC shall provide a listing of each course delivered by site, with the number of Lockheed Martin employees and the final grade spread.

       12.2. Reports should be forwarded within ten (10) working days from the end of each semester to:

       Lockheed Martin Corporation
       6801 Rockledge Drive
       Bethesda, MD  20817
       Attention: Central Procurement

13.    AMENDMENTS AND NOTICES

       13.1. Sole authority to amend this Agreement on behalf of LMC and to effect deviations by addition or deletion from Appendix B specified herein rests with a LMC Central Procurement Administrator, and no direction from such Administrator shall be valid unless in writing.

       13.2. All notices by LMC or Supplier shall be given in writing by mail or fax to the following locations.

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LOCKHEED MARTIN CORPORATION              EDUCATIONAL VIDEO CONFERENCING, INC.
6801 Rockledge Drive                     35 East Grassy Sprain Road
                                         Suite 504
Bethesda, MD  20817                      Yonkers, NY  10710
Attn:  Ruth Bonchick                     Attn:  John J. McGrath
TEL: 301-897-6920, FAX 301-897-6441      TEL:914-395-3501,FAX 914-395-3498


The Terms and Conditions of this Agreement are the exclusive agreement between the parties for the services described herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LOCKHEED MARTIN CORPORATION             EDUCATIONAL VIDEO CONFERENCING, INC

/s/ RALPH DE NINO       2/17/99          /s/ DR. JOHN J. MC GRATH        2/17/99
-----------------------------------     ----------------------------------------
Signature                 Date          Signature                       Date

Ralph DeNino                            Dr. John J. McGrath
-----------------------------------     ----------------------------------------
Name                                    Name

Director,  Corporate Consolidated
Procurement Program                     President
-----------------------------------     ----------------------------------------
Title                                   Title

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